QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

Reddy Ice Holdings, Inc.

        OFFER TO EXCHANGE ITS ISSUED AND OUTSTANDING
10 1/2% SENIOR SUBORDINATED NOTES DUE 2012 FOR ITS
10 1/2% SENIOR SUBORDINATED NOTES DUE 2012 WHICH HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PURSUANT TO THE PROSPECTUS, DATED                        , 2005

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        As set forth in the Prospectus dated                        , 2005 (the "Prospectus") under the caption "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery" and the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 1 thereto, this form, or one substantially equivalent hereto, must be used to accept the Exchange Offer if certificates representing the 10 1/2% Senior Subordinated Notes due 2012 (the "Old Notes") of Reddy Ice Holdings, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit a Holder's certificates or other required documents to reach the Exchange Agent on or prior to the Expiration Date. Such form may be delivered by hand, overnight courier, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution, unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus or the Letter of Transmittal.

The Exchange Agent is

U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Hand after 4:30 p.m. or by Overnight Courier:	By Hand before 4:30 p.m.:
U.S. Bank National Association as Exchange Agent 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance Department	U.S. Bank National Association as Exchange Agent 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance Department	U.S. Bank National Association as Exchange Agent 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance Department
By Facsimile: (651) 495-8158 Confirm by Telephone: (800) 934-6802

Delivery of this instrument to an address or transmission via facsimile number other than the ones above will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies & Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company $                        principal amount at maturity of Old Notes, pursuant to the guaranteed delivery procedures set forth in the Prospectus and accompanying Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes as set forth in the Letter of Transmittal.

Certificate Numbers of Old Notes (if available)	Principal Amount at Maturity Tendered

        If Old Notes will be tendered by book-entry transfer to The Depositary Trust Company (the "DTC"), provide account number.

        Account No.

        The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and U.S. Bank National Association, as Trustee with respect to the Old Notes tendered pursuant to the Exchange Offer.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned.

  SIGN HERE

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)
(Please Type or Print)

Address

Zip Code

Area code and Telephone Number

Dated:

 , 2005

GUARANTEE
(Not to be Used for Signature Guarantees)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, hereby (a) represents that the above-named person(s) has a net long position in the Old Notes tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with Rule 14e-4 and (c) guarantees delivery to the Exchange Agent of certificates representing the Old Notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC, with a properly completed and duly executed Agent's Message or Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, within three Business Days after the Expiration Date.

Name of Firm	Title

Authorized Signature	Name (Please Type or Print)

Dated: , 2005
Address

Area Code and Telephone No.:

NOTE:	NOTE: DO NOT SEND CERTIFICATES REPRESENTING OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

PURSUANT TO THE PROSPECTUS, DATED , 2005
GUARANTEE (Not to be Used for Signature Guarantees)